Exhibit 10.1

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (the "Amendment"), dated as of March 9, 2018 (the "First Amendment Effective Date"), is among FIESTA RESTAURANT GROUP, INC., a Delaware corporation (the "Borrower"), each of the other Loan Parties party hereto, each of the banks or other lending institutions which is a party hereto (individually a "Lender" and collectively the "Lenders") and JPMORGAN CHASE BANK, N.A., individually as a Lender and as agent for itself and the other Lenders ( in its capacity as agent, the "Administrative Agent").
RECITALS:

The Borrower, the other loan parties party thereto, the Administrative Agent, and the lenders listed on the signature pages thereto have entered into that certain Credit Agreement dated as of November 30, 2017 (as the same may hereafter be amended or otherwise modified, the "Agreement"). The Borrower, the other Loan Parties, the Administrative Agent and the Required Lenders now desire to amend the Agreement as herein set forth.
NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the First Amendment Effective Date unless otherwise indicated:
ARTICLE 1.
Definitions
Section 1.1.    Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

ARTICLE 2.

Amendments

Section 2.1.    Amendment to Section 6.10. Section 6.10 of the Agreement is hereby amended in its entirety to read as follows:

SECTION 6.10. Restricted Payments The Loan Parties will not, nor will they permit any Subsidiary to, directly or indirectly, declare, order, make or set apart any sum for or pay any Restricted Payment, except
(a)to make dividends payable solely in the same class of Equity Interests of such Person,

(b)to make dividends or other distributions payable to the Loan Parties (directly or indirectly through its Subsidiaries),

(c)so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Loan Parties are in compliance with each of the financial covenants set forth in Section 5.10 after giving effect to such Restricted Payment on a Pro Forma Basis, to repurchase Equity Interests of the Borrower (including rights, options or warrants to acquire such Equity Interests) from employees of the Borrower or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not to exceed $1,000,000 in any fiscal year,

(d)so long as (i) the Loan Parties’ shall have Availability both before and after giving effect to such Restricted Payment of not less than $40,000,000, (ii) no Default or Event of Default has occurred and is continuing or would result therefrom and (iii) the Loan Parties are in compliance with each of the financial covenants set forth in Section 5.10 after giving effect to such Restricted Payment on a Pro Forma Basis, to make other Restricted Payments, in an aggregate amount not to exceed $5,000,000 over the term of this Agreement, and

(e)other Restricted Payments not otherwise permitted by this Section 6.10 so long as (i) the Loan Parties’ shall have Availability both before and after giving effect to such Restricted Payment of not less than $40,000,000, (ii) no Default or Event of Default shall have occurred and be continuing or shall have resulted therefrom and (iii) the Loan Parties shall demonstrate to the reasonable satisfaction of the Administrative Agent that, after giving effect to the Restricted Payment on a Pro Forma Basis, (A) the Loan Parties are in compliance with each of the financial covenants set forth in Section 5.10 and (B) the Adjusted Leverage Ratio shall be less than 3.75 to 1.00.

ARTICLE 3.

Conditions Precedent

Section 3.1.    Conditions. The effectiveness of Article 2 of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)    The Administrative Agent (or its counsel, Winstead PC) shall have received (i) from each party hereto either (A) a counterpart of this Amendment signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include fax or other electronic transmission of a signed signature page of this Amendment) that such party has signed a counterpart of this Amendment and (ii) duly executed copies of the other Loan Documents and such other certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the transactions contemplated by this Amendment.

(b)    The Lenders and the Administrative Agent shall have received all fees required to be paid, and all expenses required to be reimbursed for which invoices have been presented (including the reasonable fees and expenses of legal counsel), on or before the First Amendment Effective Date.

(c)    The Administrative Agent shall have received such other documents as the Administrative Agent, the Issuing Bank or their respective counsel may have reasonably requested.

(d)    The representations and warranties of the Loan Parties set forth in this Amendment and the other Loan Documents shall be true and correct in all material respects with the same effect as though made on and as of the First Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects).

(e)    No Default shall have occurred and be continuing.

(f)    All proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Administrative Agent and its legal counsel, Winstead PC.

ARTICLE 4.

Ratifications, Representations and Warranties

Section 4.1.    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, each other Loan Party, the Administrative Agent, and the Lenders party hereto agree that the Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid and binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). The Borrower and each other Loan Parties agrees that the obligations, indebtedness and liabilities of the Borrower and the other Loan Parties arising under this Amendment are "Secured Obligations" as defined in the Agreement. For all matters arising prior to the effective date of this Amendment (including, without limitation, the accrual and payment of interest and fees and compliance with financial covenants), the terms of the Agreement (as unmodified by this Amendment) shall control and are hereby ratified and confirmed.

Section 4.2.    Representations and Warranties. Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows: (a) prior to and after giving effect hereto, no Default has occurred and is continuing; (b) prior to and after giving effect hereto, the representations and warranties of the Loan Parties set forth in the Loan Documents are true and correct in all material respects with the same effect as though made on and as of the First Amendment Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date, and that any representation or warranty which is subject to any materiality qualifier shall be required to be true and correct in all respects); (c) the execution, delivery and performance by each Loan Party of this Amendment and each other Loan Documents to which such Loan Party is a party, the borrowings thereunder and the use of the proceeds of the Revolving Loans (i) will not violate any applicable Requirement of Law of any Loan Party (except those as to which waivers or consents have been obtained), (ii) will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws, articles of organization, operating agreement or other organization documents of the Loan Parties or any Material Contract to which such Person is a party or by which any of its properties may be bound or any material approval or material consent from any Governmental Authority relating to such Person, and (iii) will not result in, or require, the creation or imposition of any Lien on any Loan Party’s properties or revenues pursuant to any Requirement of Law or Contractual Obligation other than the Liens arising under or contemplated in connection with the Loan Documents or Permitted Liens; (d) the articles of incorporation, bylaws, partnership agreement, certificate of limited partnership, membership agreement, articles of organization or other applicable governing document of the Borrower and each other Loan Party and the resolutions of the Borrower and each other Loan Party delivered to the Lenders on or before the Effective Date in connection with the consummation of the Agreement have not been modified or rescinded and remain in full force and effect; and (e) this Amendment constitutes a legal, valid and binding obligation of each Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

ARTICLE 5.

Miscellaneous

Section 5.1.    Survival of Representations and Warranties. All covenants, agreements, representations and warranties made by the Loan Parties in this Amendment, the other Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Amendment, the Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Amendment, the other Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative

Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.13, 2.14, 2.16 and 9.03 and Article VIII of the Agreement shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby or thereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Amendment, the Agreement or any other Loan Document or any provision hereof or thereof.

Section 5.2.    Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Agreement shall mean a reference to the Agreement as amended hereby.

Section 5.3.    Loan Document. This Amendment is a Loan Document and is subject to the terms of the Agreement.

Section 5.4.    Expenses of the Administrative Agent. As provided in the Agreement, the Loan Parties, jointly and severally, shall, pay all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of Winstead PC and other fees, charges and disbursements of any local or special counsel for the Administrative Agent, to the extent applicable, in connection with the preparation and administration of this Amendment and the other Loan Documents in accordance with the terms of Section 9.03 of the Agreement and the other terms and provisions of the Agreement and the other Loan Documents.

Section 5.5.    Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 5.6.    Applicable Law. This Amendment and all other Loan Documents executed pursuant hereto (other than those containing a contrary express choice of law provision) shall be governed by and construed in accordance with the internal laws of the State of New York, but giving effect to federal laws applicable to national banks.

Section 5.7.    Successors and Assigns. This Amendment is binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 9.04 of the Agreement

Section 5.8.    Counterparts. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by telecopy, emailed pdf. or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document. The words "execution," "signed," "signature," "delivery," and words of like import in or relating to any document to be signed in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby or thereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform

Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 5.9.    Effect of Waiver. No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by any one or more of the Borrower or any other Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 5.10.    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.11.    ENTIRE AGREEMENT. THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT REPRESENT THE FINAL AGREEMENTS BETWEEN OR AMONG THE PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

[Signatures on Following Pages.]

Executed as of the date first written above.

BORROWER:	FIESTA RESTAURANT GROUP, INC., a Delaware corporation By: /s/ Lynn Schweinfurth Name: Lynn Schweinfurth Title: Senior Vice President, Chief Financial Officer and Treasurer
GUARANTORS:	CABANA BEVERAGES, INC., a Texas corporation By: /s/ Caleb Wood Name: Caleb Wood Title: Vice President
CABANA BEVCO LLC, a Texas limited liability company By: /s/ Caleb Wood Name: Caleb Wood Title: Manager

CABANA GRILL, INC., a Delaware corporation By: /s/ Lynn Schweinfurth Name: Lynn Schweinfurth Title: Senior Vice President, Chief Financial Officer and Treasurer
POLLO TROPICAL MANAGEMENT, LLC, a Texas limited liability company By: /s/ Caleb Wood Name: Caleb Wood Title: Manager
POLLO TROPICAL BEVERAGES, LLC, a Texas limited liability company By: /s/ Caleb Wood Name: Caleb Wood Title: Manager
POLLO FRANCHISE, INC., a Florida corporation By: /s/ Lynn Schweinfurth Name: Lynn Schweinfurth Title: Senior Vice President, Chief Financial Officer and Treasurer
POLLO OPERATIONS, INC., a Florida corporation By: /s/ Lynn Schweinfurth Name: Lynn Schweinfurth Title: Senior Vice President, Chief Financial Officer and Treasurer
TACO CABANA, INC., a Delaware corporation By: /s/ Lynn Schweinfurth Name: Lynn Schweinfurth Title: Senior Vice President, Chief Financial Officer and Treasurer

TP ACQUISITION CORP., a Texas corporation By: /s/ Lynn Schweinfurth Name: Lynn Schweinfurth Title: Senior Vice President, Chief Financial Officer and Treasurer
TC BEVCO LLC, a Texas limited liability company By: /s/ Caleb Wood Name: Caleb Wood Title: Manager
T.C. MANAGEMENT, INC., a Delaware corporation By: /s/ Lynn Schweinfurth Name: Lynn Schweinfurth Title: Senior Vice President, Chief Financial Officer and Treasurer
TPAQ HOLDING CORPORATION, a Delaware corporation By: /s/ Lynn Schweinfurth Name: Lynn Schweinfurth Title: Senior Vice President, Chief Financial Officer and Treasurer

TEXAS TACO CABANA, L.P.,
a Texas limited partnership

By:T.C. Management, Inc.,
its general partner

By: /s/ Lynn Schweinfurth
Name: Lynn Schweinfurth
Title: Senior Vice President, Chief Financial Officer and Treasurer

JPMORGAN CHASE BANK, N.A., individually, and as Administrative Agent and Issuing Bank

By: /s/ Heather E. Aguilar
Name:    Heather E. Aguilar
Title:    Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Maureen Malphus
Name: Maureen Malphus
Title: Vice President

CADENCE BANK NA, as a Lender

By: /s/ John M. Huss
Name: John M. Huss
Title: Managing Director

FIFTH THIRD BANK, as a Lender

By: /s/ John Marian
Name: John Marian
Title: Vice President